EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours



VOTE BY PHONE
Call 1-866-298-8476
Follow the recorded instructions
available 24 hours



VOTE BY MAIL
Vote, sign and date this
Voting Instruction Card and
return in the postage-paid envelope


VOTE

VOTE IN PERSON
Attend Shareholder Meeting
4550 Montgomery Avenue,
Suite 1000N
Bethesda, MD 20814
on April 18, 2014

Please detach at perforation before mailing.

VOTING INSTRUCTION CARD | **CALVERT VARIABLE SERIES, INC.** | **VOTING INSTRUCTION CARD**

JOINT SPECIAL MEETING OF SHAREHOLDERS to be held April 18, 2014

INSURANCE COMPANY DROP-IN

The above-referenced insurance company (the "Company") is using this Voting Instruction Card to solicit voting instructions from its contract owners who hold unit values in a separate account of the Company that invests in the Calvert VP Small Cap Growth Portfolio, Calvert VP SRI Equity Portfolio or Calvert VP Income Portfolio, each a series of Calvert Variable Series, Inc.

The undersigned contract owner instructs the Company to vote, at the Joint Special Meeting of Shareholders and at any adjournments or postponements thereof (the "Meeting"), all shares of the Fund(s) attributable to his or her contract or interest in the relevant separate account as directed below.

The undersigned acknowledges receipt of the Fund's Notice of Joint Special Meeting of Shareholders and the accompanying Prospectus/Proxy Statement.

If you sign below but do not mark instructions, the Company will vote all shares of the Fund(s) attributable to your account value FOR the proposals. If you fail to return this Voting Instruction Card, the Company will vote all shares attributable to your account value in proportion to the timely voting instructions actually received from contract owners in the separate account.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-866-298-8476

Note: Please date and sign exactly as the name appears on this Voting Instruction. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. Corporate and partnership proxies should be signed by an authorized person. If shares are held jointly, each shareholder must sign.

Signature(s) (Title(s), if applicable)

Date

CAL_XXXXX_XXXXX_VI

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Calvert Variable Series, Inc. Shareholder Meeting to Be Held on April 18, 2014. The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/cal-XXXXX

Please detach at perforation before mailing.

THIS VOTING INSTRUCTION IS SOLICITED BY THE BOARD OF DIRECTORS. The Board of Directors recommends that you vote FOR the following Proposal:

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

		FOR	AGAINST	ABSTAIN
1.	To approve the Agreement and Plan of Reorganization (the "Reorganization Plan"), providing for the transfer of all the assets of Calvert VP Small Cap Growth Portfolio, a series of Calvert Variable Series, Inc., to Calvert VP Russell 2000 Small Cap Index Portfolio, a series of Calvert Variable Products, Inc., in exchange for shares of the Calvert VP Russell 2000 Small Cap Index Portfolio. The Reorganization Plan also provides for distribution of these shares of the Calvert VP Russell 2000 Small Cap Index Portfolio to the holders of Calvert VP Small Cap Growth Portfolio in liquidation and subsequent termination of the Calvert VP Small Cap Growth Portfolio.	☐	☐	☐

2. To consider and act upon any other business that may properly come before the Meeting.

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

CAL_XXXXX_XXXXX-VI

EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Calvert Variable Series, Inc. Shareholder Meeting to Be Held on April 18, 2014. The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/cal-XXXXX

Please detach at perforation before mailing.

THIS VOTING INSTRUCTION IS SOLICITED BY THE BOARD OF DIRECTORS. The Board of Directors recommends that you vote FOR the following Proposal:

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

	FOR	AGAINST	ABSTAIN
1. To approve the Agreement and Plan of Reorganization (the "Reorganization Plan"), providing for the transfer of all the assets of Calvert VP SRI Equity Portfolio, a series of Calvert Variable Series, Inc., to Calvert VP S&P 500 Index Portfolio, a series of Calvert Variable Products, Inc., in exchange for shares of the Calvert VP S&P 500 Index Portfolio. The Reorganization Plan also provides for distribution of these shares of the Calvert VP S&P 500 Index Portfolio to the holders of Calvert VP SRI Equity Portfolio in liquidation and subsequent termination of the Calvert VP SRI Equity Portfolio.			

2. To consider and act upon any other business that may properly come before the Meeting.

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

CAL_XXXXX_XXXXX-VI

EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Calvert Variable Series, Inc. Shareholder Meeting to Be Held on April 18, 2014.
The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/cal-XXXXX

Please detach at perforation before mailing.

THIS VOTING INSTRUCTION IS SOLICITED BY THE BOARD OF DIRECTORS. The Board of Directors recommends that you vote FOR the following Proposal:

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

	FOR	AGAINST	ABSTAIN
1. To approve the Agreement and Plan of Reorganization (the "Reorganization Plan"), providing for the transfer of all the assets of Calvert VP Income Portfolio, a series of Calvert Variable Series, Inc., to Calvert VP Investment Grade Bond Index Portfolio, a series of Calvert Variable Products, Inc., in exchange for shares of the Calvert VP Investment Grade Bond Index Portfolio. The Reorganization Plan also provides for distribution of these shares of the Calvert VP Investment Grade Bond Index Portfolio to the holders of Calvert VP Income Portfolio in liquidation and subsequent termination of the Calvert VP Income Portfolio.			
2. To consider and act upon any other business that may properly come before the Meeting.			

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

CAL_XXXXX_XXXXX-VI